Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based on the historical consolidated financial statements of First Financial Corporation ("FFC"), as adjusted to give effect to the transaction in which FFC sold substantially all of the furniture, fixtures and equipment and the retail and wholesale loan production operations and going concern value of First Preference Mortgage Corp. ("FPMC"), as though such transaction had occurred on January 1, 2005. The purchase price in the transaction was $333,873, of which $78,873 was paid in cash on the date of execution and the $255,000 balance was paid in the form of CMC's promissory note. The promissory note is unsecured, bears interest at 0.75% below the prime rate published in the Wall Street Journal (initially, 7.50%), and is repayable in 12 quarterly installments of principal and accrued interest.

The following pro forma financial information does not purport to present the actual results of operations or financial position of FFC had the transactions and events assumed therein in fact occurred on the date indicated, nor is it necessarily indicative of the results of operations that may be achieved in the future. The pro forma financial information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The unaudited pro forma consolidated financial information should also be read in conjunction with the financial statements, and the notes thereto, included in FFC's Annual Report on Form 10-KSB for the year ended December 31, 2005 and Quarterly Report on Form 10-QSB for the nine months ended September 30, 2006.

First Financial Corporation
Consolidated Balance Sheet
September 30, 2006 Historical and Pro Forma
(Unaudited)

Assets
------	Historical	Adjustments		Pro Forma
Cash and cash equivalents	$171,624	$78,873	A	$250,497
Restricted cash	-	-		-
Accounts receivable	87,103	-		87,103
Notes receivable	-	255,000	B	255,000
Marketable investment securities	290,360	-		290,360
Restricted marketable investment securities	-	-		-
Real estate held for investment,at cost	-	-		-
Mortgage loans	72,533	-		72,533
Property and equipment	79,144	(31,426)	C	47,718
Other assets	197,913	-		197,913

Total Assets	$898,677	$302,447		$1,201,124

Liabilities and Stockholders' Deficit
--------------------------------------
Notes on line of credit	$0	$0		$0
Notes payable	2,746,569	-		2,746,569
Accounts payable	246,843	-		246,843
Estimated reserve for indemnifications and early payment default losses	2,595,394	-		2,595,394
Estimated reserve for losses under servicing agreements	-	-		-
Estimated reserve for losses under insurance policies	-	-		-
Other liabilities	113,574	-		113,574

Total Liabilities	5,702,380	-		5,702,380

Stockholders' deficit:
Common stock - no par value; authorized
500,000 shares;issued 183,750 shares,
of which 10,222 shares are held in
treasury shares	1,000	-		1,000
Additional paid-in capital	518,702	-		518,702
Retained earnings	(5,406,809)	302,447	D	(5,104,362)
Accumulated other comprehensive income:
Unrealized gain (loss) on marketable securities, net of tax	118,713	-		118,713

	(4,768,394)	302,447		(4,465,947)
Less:Treasury stock - at cost	(35,309)	-		(35,309)

Total Stockholders' Deficit	(4,803,703)	302,447		(4,501,256)

Total Liabilities and Stockholders' Deficit	$898,677	$ 302,447		$ 1,201,124

First Financial Corporation
Consolidated Statements of Income
Year Ended December 31, 2005 Historical and Pro Forma
(Unaudited)

	Historical	Adjustments		Pro Forma

Revenues:
Loan administration	$ 2,785,389	$ (2,785,389)	E	$ -
Interest income	946,930	(909,440)	E	37,490
Insurance premiums and commissions	48,479	-		48,479
Consulting Fees	466,140	-		466,140
Realized gain on sale of mortgage loans	1,707,132	(1,707,132)	E	-
Other	82,341	(14,669)	E	67,672
Total Revenues	6,036,411	(5,416,630)		619,781

Expenses:
Salaries and related expenses	4,369,306	(4,160,348)	E	208,958
Interest expense	951,338	(951,338)	E	-
Provision for losses under servicing agreements and other	2,577,800	-		2,577,800
Impairment of assets	-	851,177	F	851,177
Operating expenses:
Professional fees	448,452	(88,452)	E	360,000
Depreciation and amortization	334,937	(334,937)	E	-
General and administrative	2,493,207	(2,362,985)	E	130,222
Total Cost and Expenses	11,175,040	(7,046,883)		4,128,157

Loss Before Income Taxes, Minority Interest	(5,138,629)	1,630,253		(3,508,376)
and equity in loss of affiliates

Federal income taxes	301,050	-		301,050
Net income (loss)	(5,439,679)	1,630,253		(3,809,426)

Other comprehensive income:
Gain (loss) from discontinued operations	-	(1,327,806)	G	(1,327,806)
Unrealized holding gains (losses)	(37,044)	-		(37,044)
Comprehensive income (loss)	$ (5,476,723)	$ 302,447		$ (5,174,276)

First Financial Corporation
Consolidated Statements of Income
Nine months ended September 30, 2006 Historical and Pro Forma
(Unaudited)

	Historical	Adjustments		Pro Forma

Revenues:
Loan administration	$ 1,086,807	$ (1,086,807)	E	$ -
Interest income	5,764	(4,047)	E	1,717
Oil and gas royalties	290,460	-		290,460
Other income	1,304,514	(635,421)	E	669,093
Total Revenues	2,687,545	(1,726,275)		961,270

Expenses:
Salaries and related expenses	1,375,855	(1,295,125)	E	80,730
Interest expense	159,331	(159,331)	E	-
Provision for loan losses	1,936,667	-		1,936,667
Impairment of assets	851,177	(851,177)	F	(0)
Other operating expenses	1,572,207	(1,257,207)	E	315,000
Total Expenses	5,895,237	(3,562,840)		2,332,397

Income (loss) before income other income,	(3,207,692)	1,836,566		(1,371,127)
and provision for income tax expense

Other non-operating income
Net gain from settlement of note payable	620,000	-		620,000
Total Other Income	620,000	-		620,000

Income (loss) before provision for income tax	(2,587,692)	1,836,566		(751,127)

Federal income taxes	64	-		64
Net income (loss)	(2,587,756)	1,836,566		(751,191)

Other comprehensive income:
Gain (loss) from discontinued operations	-	(1,836,566)	E	(1,836,566)
Unrealized holding gains (losses)	117,334	-		117,334
Comprehensive income (loss)	$ (2,470,422)	$ -		$ (2,470,422)

FIRST FINANCIAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION

  To reflect the $78,873 in the initial cash payment.
  To reflect the $255,000 promissory note.
  To reflect the book value of the assets sold.
  To reflect the proceeds from sale in the amount of $302,447.
  To reclassify the operations of FPMC that were sold as discontinued operations.
  To move the impairment of assets from 2006 to 2005 when the discontinuance of operations is assumed to have occurred for pro forma adjustments.
  Net adjustment reflecting the discontinuation of the operations of FPMC and proceeds from sale in the amount of $302,447.